SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 22, 2005

                            Pathfinder Bancorp, Inc.
          -------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

       Federal                        000-23601                 16-1540137
----------------------------     ---------------------     --------------------
 (State or other jurisdiction     (Commission File No.)      (I.R.S. Employer
      of incorporation)                                     Identification No.)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (315) 343-0057
                                 --------------


                                 NOT APPLICABLE
         --------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
-
-----------------------------
Section  2  -  Financial  Information

Item  2.02

On February 22, 2005, Pathfinder Bancorp, Inc. issued a press release disclosing fourth quarter 2004 financial results. A copy of the press release is included as Exhibit 99.1 to this report.

The information in Item 2.02 to this Form 8-K and Exhibit 99.1 in accordance with general instruction B.2 of Form 8-K, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except shall be expressly set forth by specific in such filing.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           PATHFINDER  BANCORP,  INC.


Date:  February  22,  2005             By:  /s/  Thomas  W.  Schneider
                                       -------------------------------------
                                       Thomas  W.  Schneider
                                       President and Chief Executive Officer

EXHBIT  INDEX
-------------

Earning  release  dated October 29, 2004 announcing September 30, 2004 earnings.




EXHIBIT  99.1


FOR  IMMEDIATE  RELEASE

CONTACT:  Thomas  W.  Schneider  -  President,  CEO
          James  A.  Dowd  -  Vice  President,  CFO
          Telephone:  (315)  343-0057





           PATHFINDER BANCORP, INC. ANNOUNCES FOURTH QUARTER EARNINGS

Oswego, New York, February 22, 2005 Pathfinder Bancorp, Inc., the mid-tier holding company of Pathfinder Bank, (NASDAQ SmallCap Market; symbol: PBHC, listing: PathBcp) reported net income of $1.4 million, or $0.58 per share, for the year ended December 31, 2004 as compared to $1.7 million, or $0.68 per share, for the same period in 2003. For the three months ended December 31, 2004, the Company reported net income of $200,000, or $0.08 per share, compared to $309,000, or $0.13 per share, for the same period in 2003.

Total assets grew $24.1 million, or 9%, during 2004, primarily within the investment securities portfolio. The loan portfolio decreased by just under $2.0 million as loan sales, amortization and payoffs outpaced new loan production of $30.0 million. Deposits grew $29.8 million, or 14%, over the past year.

"The Company has experienced significant deposit growth over the last year and a 40% increase over the last four years as we have expanded our markets and diversified our services," according to Thomas W. Schneider, President and Chief Executive Officer. "We believe that deposit growth with our branch structure and our market is a primary driver of franchise value. Earnings, however, have been hampered by a combination of higher costs associated with that growth and expansion of delivery channels, margin compression caused by assets repricing at significantly lower rates over the past two years and softer loan demand not keeping pace with deposit growth. During 2005, we will be focused on diversifying and more actively selling our loan offerings, and controlling costs while we look forward to entering a new market with the expected opening of our Central Square branch in the spring."

Net interest income for the year ended December 31, 2004 decreased $432,000 when compared to the same period during 2003. Interest income decreased $807,000, or 5%, partially offset by a decrease in interest expense of $375,000, or 6%. Net interest rate spread decreased to 3.22% for the year ended December 31, 2004 from 3.53% for the same period in 2003. Average interest-earning assets increased 6% to $270.6 million for the year ended December 31, 2004 as compared to $256.0 million for the year ended December 31, 2003, while the yield on those assets decreased 60 basis points to 5.41% compared to 6.01% for the same period in 2003. The increase in average earning assets is primarily attributable to a $12.1 million increase in investment securities and a $4.1 million increase in interest-earning deposits. Average interest-bearing liabilities increased $15.1 million, while the cost of funds decreased 30 basis points to 2.18% from 2.48% for the same period in 2003. The increase in the average balance of interest-bearing liabilities resulted primarily from a $20.7 million, or 11%, growth in average deposits. The growth in deposits primarily resulted from attracting new municipal deposit customers.

Provision for loan losses for the quarter ended December 31, 2004 increased 23% to $738,000 from $598,000 for the same period in 2003. The increase in the provision primarily resulted from the charge-off of two commercial relationships during the fourth quarter of 2004. The Company's ratio of allowance for loan losses to period end loans has increased to 0.98% at December 31, 2004 from 0.91% at December 31, 2003. Nonperforming loans to period end loans decreased to 0.99% at December 31, 2004, compared to 1.59% at December 31, 2003.

Non-interest income, net of gains and losses from the sale of securities, loans and foreclosed real estate, increased to $2.0 million for the year ended December 31, 2004 compared to $1.7 million for the same period in the prior year. The increase in non-interest income is primarily attributable to a $149,000 increase in service charges on deposit accounts and a $129,000 increase in other charges, commissions and fees, partially offset by a $26,000 decrease in loan servicing fees. The increase in service charges on deposit accounts is attributable to an increase in the number of demand accounts and their related fees. The increase in other charges, commissions and fees is primarily attributable to $54,000 of New York State grant income received related to a Company-wide leadership training initiative and an increase in debit card fee income. The training expenses associated with the grant are recorded separately as an operating expense. Net gains and losses from the sale of securities, loans and foreclosed real estate increased $183,000 to $1.1 million for the year ended December 31, 2004, compared to $868,000 for the same period in the prior year.

Operating expenses increased only 2% from the prior year to $9.3 million from $9.1 million. During 2004, salary and employee benefits, building occupancy, and data processing expenses increased $343,000, $27,000 and $113,000, respectively. These increases were offset by an $88,000 decrease in professional and other services and an $181,000 decrease in other expenses. The increase in salaries and employee benefits was primarily due to the salaries and benefits associated with an increase in staffing and an increase in employee benefit costs. The decrease in other expenses primarily resulted from costs associated with personnel realignment in 2003 not recurring in 2004.

Pathfinder Bancorp, Inc. is the mid-tier holding company of Pathfinder Bank, a New York chartered savings bank headquartered in Oswego, New York. The Bank has six full service offices located in its market area consisting of Oswego County. Financial highlights for Pathfinder Bancorp, Inc. are attached. Presently, the only business conducted by Pathfinder Bancorp, Inc. is the 100% ownership of Pathfinder Bank and Pathfinder Statutory Trust I.

This release may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products, and services.


                                                     PATHFINDER BANCORP, INC.
                                                       FINANCIAL HIGHLIGHTS
                                          (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                                For the three months                   For the twelve months
                                                                 ended December 31,                      ended December 31,
                                                                    (Unaudited)                            (Unaudited)
---------------------------------------------------------------------------------------------------------------------------------
                                                              2004                    2003                 2004          2003
--------------------------------------------------------------------------------------------------------------------------------
CONDENSED INCOME STATEMENT

Interest income. . . . . . . . . . . . . . . . . . .  $               3,640   $           3,730   $      14,478   $   15,285
Interest expense . . . . . . . . . . . . . . . . . .                  1,428               1,388           5,573        5,948
---------------------------------------------------------------------------------------------------------------------------------
Net interest income. . . . . . . . . . . . . . . . .                  2,212               2,342           8,905        9,337
Provision for loan losses. . . . . . . . . . . . . .                    331                 106             738          598
---------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses.                  1,881               2,236           8,167        8,739
Other income . . . . . . . . . . . . . . . . . . . .                    802                 469           3,047        2,608
Other expense. . . . . . . . . . . . . . . . . . . .                  2,410               2,279           9,307        9,094
---------------------------------------------------------------------------------------------------------------------------------
Income before taxes. . . . . . . . . . . . . . . . .                    273                 426           1,907        2,253
Provision for income taxes . . . . . . . . . . . . .                     73                 117             502          601
---------------------------------------------------------------------------------------------------------------------------------
Net income . . . . . . . . . . . . . . . . . . . . .  $                 200   $             309   $       1,405   $    1,652
=================================================================================================================================

KEY EARNINGS RATIOS
Return on average assets . . . . . . . . . . . . . .                   0.26%               0.44%           0.47%        0.59%
  RETURN ON AVERAGE ASSETS - CASH EARNINGS*. . . . .                   0.33%               0.51%           0.54%        0.67%
Return on average equity . . . . . . . . . . . . . .                   3.64%               5.81%           6.45%        7.61%
  RETURN ON AVERAGE EQUITY - CASH EARNINGS*. . . . .                   4.64%               6.82%           7.45%        8.58%
Net interest margin (tax equivalent) . . . . . . . .                   3.25%               3.62%           3.35%        3.68%


SHARE AND PER SHARE DATA
Basic weighted average shares outstanding. . . . . .              2,441,262           2,417,318       2,435,274    2,423,966
Basic earnings per share . . . . . . . . . . . . . .  $                0.08  $             0.13   $        0.58   $     0.68
Diluted earnings per share . . . . . . . . . . . . .                   0.08                0.13            0.57         0.67
  CASH EARNINGS PER SHARE - BASIC* . . . . . . . . .                   0.10                0.24            0.67         0.72
Cash dividends per share . . . . . . . . . . . . . .                 0.1025                0.10          0.4050         0.40
Book value per share . . . . . . . . . . . . . . . .                      -                   -            8.91         8.99

                                                                (Unaudited)
                                                                December 31,.  . .  December 31,       December 31,   December 31,
                                                                       2004                2003               2002          2001
---------------------------------------------------------------------------------------------------------------------------------
SELECTED BALANCE SHEET DATA
Assets . . . . . . . . . . . . . . . . . . . . . . .  $             302,037   $         277,940   $     279,056   $  244,514
Earning assets . . . . . . . . . . . . . . . . . . .                273,532             254,755         253,319      255,121
Total loans. . . . . . . . . . . . . . . . . . . . .                186,952             188,717         180,482      164,267
Deposits . . . . . . . . . . . . . . . . . . . . . .                236,672             206,894         204,522      169,589
Borrowed Funds . . . . . . . . . . . . . . . . . . .                 35,360              40,960          42,860       49,441
Trust Preferred Debt . . . . . . . . . . . . . . . .                  5,155               5,000           5,000            -
Shareholders' equity . . . . . . . . . . . . . . . .                 21,826              21,785          23,230       22,185

ASSET QUALITY RATIOS
Net loan charge-offs to average loans. . . . . . . .                   0.33%               0.19%           0.90%        0.19%
Allowance for loan losses to period end loans. . . .                   0.98%               0.91%           0.82%        1.03%
Allowance for loan losses to nonperforming loans . .                  98.76%              57.32%          86.57%       63.66%
Nonperforming loans to period end loans. . . . . . .                   0.99%               1.59%           0.95%        1.30%
Nonperforming assets to total assets . . . . . . . .                   0.88%               1.15%           1.11%        1.13%

* Cash earnings excludes noncash charges for amortization relating to intangibles and the allocation of ESOP stock:


                                         For the three months ended Dec. 31,      For the twelve months ended Dec. 31,
----------------------------------------------------------------------------------------------------------------------
                                                2004          2003                       2004                2003
----------------------------------------------------------------------------------------------------------------------
    Net  Income. . . . . . . . . . . . . . .  $ 200          $ 309                      $1,405              $1,652
    Add back (net of tax effect):
                 Amortization of intangibles     34             34                         135                 134
                 Stock-based compensation. .     21             21                          83                  77
----------------------------------------------------------------------------------------------------------------------
    Cash earnings. . . . . . . . . . . . . .  $ 255          $ 364                      $1,623              $1,863
======================================================================================================================
